EXHIBIT 99.1

Citigroup Inc.
CHF 300,000,000 2.25% Notes due December 2008
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:	CHF 300,000,000.
4.	Issue Price:	100.61% of the Aggregate Nominal Amount.
5.	Specified Denominations:	CHF 5,000 and integral multiples thereof.
6.	Issue Date:	29 August 2003.
7.	Maturity Date:	29 December 2008.
8.	Interest Basis:	Fixed Rate.
9.	Redemption/Payment Basis:	Redemption at Par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	2.25% per annum payable annually in arrears.
	(ii) Interest Payment Dates:	29 December in each year, commencing 29 December 2003 (short first coupon).
	(iii) Fixed Coupon Amount:	CHF 37.50 per Note of CHF 5,000 only in respect of the Interest Payment Date falling on 29 December 2003 and, thereafter, CHF 112.50 per Note of CHF 5,000
	(iv) Day Count Fraction:	30/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par.
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Permanent Global Note in bearer form
16.	Additional Financial Center relating to Payment Dates:	Zurich.

OPERATIONAL INFORMATION
17.	ISIN Code:	CH0016482165.
18.	Common Code:	017360795.
19.	Any clearing system other than Euroclear and Clearstream and the relevant identification number:	SIS SegaInterSettle AG, Swiss Security No. 1.648.216.